STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

AUTARKY SERVICES INC.
3301 SPRING MOUNTAIN RD STE 23
LAS VEGAS, NV 89102

Job:C20131206-0043
December 11, 2013

Special Handling Instructions:
12-11-13 FSC/AMEND/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20130798033-76	12/6/2013 6:27:49 AM	1	$3,600.00	$3,600.00
Total					$3,600.00

Payments

Type	Description	Amount
Credit	015118|13121103463020	$3,600.00
Total		$3,600.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

AUTARKY SERVICES INC.
3301 SPRING MOUNTAIN RD STE 23
LAS VEGAS, NV 89102

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130798033-76
	Filing Date and Time 12/06/2013 6:27 AM
	Entity Number E0257142013-4

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Show King Holdings Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The total number of shares of Common Stock this Corporation is authorized to issue is hereby increased from 750,000 shares of Common Stock, par value, $0.1 per share, to 70,000,000 shares of Common Stock, par value, $0.1 per share. Following the increase in authorized shares, the Corporation's share capital is increased from $75,000 to $7,000,000.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: approved by 100% of the shareholders

4. Effective date and time of filing: (optional) Date: 12/05/2013 Time: 5:30 p.m.

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.